UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2023

CHS Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-36079

Minnesota				41-0251095
(State or other jurisdiction of incorporation or organization)				(I.R.S. Employer Identification Number)
5500 Cenex Drive
	Inver Grove Heights,	Minnesota	55077
(Address of principal executive offices, including zip code)
	(651)	355-6000
(Registrant's telephone number, including area code)
  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
8% Cumulative Redeemable Preferred Stock	CHSCP	The Nasdaq Stock Market LLC
Class B Cumulative Redeemable Preferred Stock, Series 1	CHSCO	The Nasdaq Stock Market LLC
Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 2	CHSCN	The Nasdaq Stock Market LLC
Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 3	CHSCM	The Nasdaq Stock Market LLC
Class B Cumulative Redeemable Preferred Stock, Series 4	CHSCL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On July 11, 2023, CHS Inc. (the “Company”) entered into a Twelfth Amendment (the “Receivables Purchase Agreement Amendment”), by and among Cofina Funding, LLC (“Cofina Funding”), an indirect subsidiary of the Company, as seller, the Company, as servicer, each of the conduit purchasers, committed purchasers and purchaser agents set forth on the signature pages thereto and MUFG Bank, Ltd. f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“MUFG”), as administrative agent, to that certain Amended and Restated Receivables Purchase Agreement, dated as of July 18, 2017, by and among Cofina Funding, the Company, the purchasers and the purchaser agents party thereto and MUFG, as previously amended (the “Receivables Purchase Agreement”).

On July 11, 2023, (i) the Company entered into a Master Framework Agreement (the “Framework Agreement”) by and among the Company, as a seller and as agent for the sellers, CHS Capital, LLC (“CHS Capital”) as a seller, and Coöperatieve Rabobank, U.A., New York Branch, as buyer (the “MFA Buyer”), (ii) the Company entered into a 1996 SIFMA Master Repurchase Agreement (the “Company MRA”) between the Company and the MFA Buyer in connection with the Framework Agreement, including Annex I thereto (and as amended thereby), and (iii) CHS Capital entered into a 1996 SIFMA Master Repurchase Agreement (together with the Framework Agreement and the Company MRA, the “Repurchase Facility”) between CHS Capital and the MFA Buyer in connection with the Framework Agreement, including Annex I thereto (and as amended thereby).

Under the Repurchase Facility, CHS and CHS Capital may each request that the MFA Buyer transfer funds to them in exchange for a sale and transfer of certain eligible loans owing to CHS or CHS Capital, as applicable (the “Eligible Loans”), and certain eligible accounts receivable owing to CHS or CHS Capital, as applicable (the “Eligible Accounts”) and the related transfer of securities from CHS and CHS Capital, as applicable, representing such underlying transfer of Eligible Loans and Eligible Receivables (the “Purchased Securities”), with a simultaneous agreement by CHS or CHS Capital, as applicable, to repurchase Purchased Securities from time to time through the transfer funds to the MFA Buyer at a date certain or on the MFA Buyer’s demand (collectively, the “Transactions”). The aggregate obligations of CHS and CHS Capital owed to the MFA Buyer in exchange for the obligation to repurchase the Purchased Securities is not to exceed $200 million at any time outstanding. The Framework Agreement provides that the MFA Buyer has the option to elect to either enter into the proposed Transaction with CHS or CHS Capital, as applicable, or to decline such request to enter into such Transaction. The Framework Agreement contains various customary representations and warranties and affirmative and negative covenants, and also contains customary default, indemnification and termination provisions.

The Receivables Purchase Agreement Amendment makes certain immaterial amendments the Receivables Purchase Agreement to (1) update certain definitions to allow certain loans and accounts receivable of CHS and CHS Capital to be included in Repurchase Facility and the related Transactions, and (2) update lockbox and collections account related provisions.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the information set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

Date: July 12, 2023	By:	/s/ Olivia Nelligan
Olivia Nelligan
Executive Vice President, Chief Financial Officer and Chief Strategy Officer